Centro de Estudios Territoriales (CET) del Chubut

Mario Sforza

President and CEO

BeesFree, Inc.

2101 Vista Parkway

Suite 4033

West Palm Beach, FL 33411

Puerto Madryn, February 14th, 2012

Subject: BeesFree products provisioning.

Dear Mr. Sforza,

Thanks for your answer to my budgetary request.

We accept your offer for 200 dispensers and the chemical compound for six month of honeybees treatment. 1 am very happy that Bees Free Inc has chosen our organization to carry out the first experience with the dispenser for bees in Argentina.

I hope you will be able to finish soon the necessary activity to complete certification and authorization to be issued by SENASA.

Please do not hesitate to contact me for any additional issue

I am looking forward to hearing from you.

Best regards

Dr. Daniel F. Vergani
PRESIDENTE
CET del Chubut

Marcos A. Zar 121 (9120) Puerto Madryn Chubut